Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
LINCOLN EDUCATIONAL SERVICES CORPORATION

(as amended through April 24, 2020)

(new language in italics)

ARTICLE I

OFFICES

SECTION 1.01    Registered Office.  The registered office of Lincoln Educational Services Corporation (the “Corporation”) in the State of New Jersey shall be at the principal office of the corporation and the registered agent in charge thereof shall be Alexandra Luster.

SECTION 1.02    Other Offices.  The Corporation may also have an office or offices at any other place or places within or without the State of New Jersey as the Board of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.01    Annual Meetings.  The annual meeting of shareholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.  The place of the meeting may be within or without the State of New Jersey or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board.

SECTION 2.02    Special Meetings.  Special meetings of shareholders for any purpose or purposes may be called by the Chairman of the Board or the President or by the Board pursuant to a resolution duly adopted by a majority of the members of the entire Board, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board.  Only business within the purposes described in the notice required by Section 2.03 of this Article II may be conducted at the special meeting.  The Superior Court, at the request of holder or holders of not less than 10% of the shares entitled to vote at the meeting, may call a special meeting of shareholders of the Corporation pursuant to Section 14A:5‑3 of the New Jersey Business Corporation Act (“NJBCA”).

SECTION 2.03   Notice and Business of Meetings.  (a)  General.  Except as otherwise provided by law, written notice of each meeting of shareholders shall be given either by delivering a notice personally or mailing a notice to each shareholder of record entitled to vote thereat.  If mailed, the notice shall be directed to the shareholder in a postage‑prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he or she shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Notice of each meeting of shareholders shall be in such form as is approved by the Board and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and/or the means of remote communications, if any, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting.  Except as otherwise provided by law, the business which may be transacted at any special meeting of shareholders shall consist of and be limited to the purpose or purposes so stated in such notice.  The Secretary or an Assistant Secretary or the transfer agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

(a)         Advance Notice Provisions for Business to Be Transacted at Annual Meeting.  (i)  No business may be transacted at an annual meeting of shareholders, other than business that is either (A) specified in the notice of meeting (or any supplement thereto) given by the President or the Chairman or at the direction of the Board (or any duly authorized committee thereof), (B) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (C) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (1) is a shareholder of record on both (x) the date of the giving of the notice provided for in this Section 2.03 and (y) the record date for the determination of shareholders entitled to vote at such annual meeting, (2) complies with the notice procedures set forth in this Section 2.03(b) and (3) meets the other qualifications established from time to time by the U.S. Securities and Exchange Commission.

(i)         In addition to any other applicable requirements and unless otherwise provided by law, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(A)          To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date the proxy statement was released to shareholders for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of shareholders held following the end of the fiscal year ending on December 31, 2005, the date the proxy statement was released to shareholders for the preceding year’s annual meeting shall be deemed to be April 30, 2005.

(B)          To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such shareholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (4) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (5) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  As used in these by‑laws, “beneficially owned” means all shares which such person is deemed to beneficially own pursuant to Rules 13d‑3 and 13d‑5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.03, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.03 shall be deemed to preclude discussion by any shareholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(b)          Advance Notice Provisions for Election of Directors.  (i)  In addition to any other applicable requirements and unless otherwise provided by law, for a nomination for election of a director to be made by a shareholder of the Corporation, such shareholder must (A) be a shareholder of record on both (1) the date of the giving of the notice provided for in this Section 2.03 and (2) the record date for the determination of shareholders entitled to vote at such annual meeting and (B) have given timely notice thereof in proper written form to the Secretary of the Corporation.  If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

(ii)         To be timely in connection with the annual meeting of the shareholders, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date the proxy statement was released to shareholders for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further that for purposes of the annual meeting of shareholders held following the end of the fiscal year ending on December 31, 2005, the date the proxy statement was released to shareholder’s for the preceding year’s annual meeting shall be deemed to be April 30, 2005.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified in Section 2.03(c)(i) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the shareholder notice required by Section 2.03(c)(iii) hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

(iii)        To be in proper written form, a shareholder’s notice to the Secretary must be set forth (A) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (B) as to the shareholder giving notice (1) the name and record address of such shareholder, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (3) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (4) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(iv)        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03(c).  If the chairman of an annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(v)        This Section 2.03(c) shall not apply to any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article IV of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) are entitled to vote (unless otherwise provided in the terms of such series of Preferred Stock).

(c)         Definition of Publicly Announced.  For purposes of this Section 2.03, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

SECTION 2.04    Waiver of Notice.  Notice of any annual or special meeting of shareholders need not be given to any shareholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of shareholders need be specified in any written waiver of notice thereof.  Attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of said meeting the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05    Adjournments.  Whenever a meeting of shareholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote thereat.  At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06   Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of shareholders, whether annual or special.  In the absence of a quorum, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the Corporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

SECTION 2.07    Voting.  Except as otherwise provided in the Certificate of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question.  The ability of the shareholders to engage in cumulative voting is specifically denied.  If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.  Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.  Such proxy shall be filed with the Secretary before such meeting of shareholders.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally pursuant to Section 14A:5‑19 of the NJBCA.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person by written ballot or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of shareholders need not be by written ballot unless so directed by the chairman of the meeting or the Board or otherwise required by law.

SECTION 2.08    Action Without Meeting.  Action may be taken by the shareholders without a meeting only by written consent adopted by all the stock holders entitled to vote thereon in accordance with Section 14A:5‑6 of the NJBCA.

SECTION 2.09    Organization.  (a)   At every meeting of shareholders, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if a Chief Executive Officer has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman.  The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, or President, shall act as secretary of the meeting.

(b)          The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

BOARD

SECTION 3.01    General Powers.  The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by shareholders.

SECTION 3.02    Number and Term of Office.  The number of directors constituting the Board shall be the number, not less than three nor more than 11, as shall be fixed from time to time by the Board.  Directors need not be shareholders.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the shareholders called for that purpose in the manner provided in these Bylaws.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.03    Resignation.  Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board.  If no such specification is made, it shall be deemed effective upon receipt by the Secretary.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 3.04   Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, (a) any director, or the entire Board, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (b) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board.

SECTION 3.05    Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy on the Board shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.  Notwithstanding the above, in the event that the Board shall fail to fill such a vacancy, the shareholders may fill such vacancy at an annual shareholders meeting or at a special meeting of shareholders called for that purpose.

SECTION 3.06    Meetings.  (a)  Annual Meetings.  The annual meeting of the Board shall be held immediately before or after the annual meeting of shareholders and may be at the place where such meeting is held.  No notice of an annual meeting of the Board shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)          Regular Meetings.  Except as hereinafter otherwise provided, regular meetings of the Board shall be held in the office of the Corporation required to be maintained pursuant to Section 1.02 hereof.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board may also be held at any place within or without the State of New Jersey which has been designated by resolution of the Board or the written consent of all directors.

(c)         Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board may be held at any time and place within or without the State of New Jersey whenever called by the Chairman of the Board, the President, the Chief Financial Officer or any two of the directors.

(d)         Telephone Meetings.  Any member of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)          Notice of Meetings.  Notice of the time and place of all special meetings of the Board shall be orally or in writing, by telephone, facsimile, electronic mail, telegraph or telex, during normal business hours, at least twenty‑four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, without protesting the lack of proper notice prior to the conclusion of the meeting.

(f)          Waiver of Notice.  The transaction of all business at any meeting of the Board, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

(g)          Quorum and Manner of Acting.  A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time for up to ten (10) days until a quorum shall be present if the time and place of the adjourned meeting is given at the original meeting.

(h)          Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)          the Chairman;

(ii)         the President;

(iii)        any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07    Committees of the Board.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation subject to applicable law, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to making, altering or replacing any bylaw of the corporation, electing or appointing any director or removing any officer or director, submitting to shareholders any action that requires shareholder approval or amending or repealing any resolutions theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.  Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board at the next following Board meeting following the committee meeting; provided, however, that when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

SECTION 3.08    Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission or transmissions is filed with the minutes of the proceedings of the Board or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09    Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors by an affirmative vote of a majority of directors in office.  In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors.  No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.10   Interested Directors; Quorum.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, joint venture, trust, association or other organization or other entity in which one or more of its directors or officers serve as directors, officers, trustees or in a similar capacity or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the directors’ or officers’ votes are counted for such purpose, if:  (i) the material facts as to the directors’ or officers’ relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum or by unanimous written consent, provided, in either case, at least one director so consenting is disinterested; or (ii) the material facts as to the directors’ or officers’ relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

SECTION 4.01    Officers.  The officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers.  Any two or more offices may be held by the same person.

SECTION 4.02    Authority and Duties.  All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

SECTION 4.03    Term of Office, Resignation and Removal.  (a)  Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board.  Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

(a)          Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer or the Secretary.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the Chief Executive Officer or the Secretary, as the case may be.  Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(b)          All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or, if elected by shareholders, by the action of the recordholders of a majority of the shares entitled to vote thereon.

SECTION 4.04    Vacancies.  Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board.  Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.05    The Chairman.  The Chairman shall have the power to call special meetings of shareholders, to call special meetings of the Board and, if present, to preside at all meetings of shareholders and all meetings of the Board.  The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.06    The Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

SECTION 4.07    The President.  The President shall perform such duties as may be prescribed from time to time by the Chairman, the Chief Executive Officer or the Board, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer.

SECTION 4.08    The Chief Operating Officer.   The Chief Operating Officer shall perform such duties as may be prescribed from time to time by the Chairman, the Chief Executive Officer or the Board.

SECTION 4.09    Vice Presidents.  Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe.

SECTION 4.10    The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee.  He or she shall give or cause to be given notice of all meetings of shareholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the Chief Executive Officer and shall act under the supervision of the Chairman.  He or she shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation.  He or she shall keep in safe custody the certificate books and shareholder records and such other books and records of the Corporation as the Board, the Chairman or the Chief Executive Officer may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the Chief Executive Officer.

SECTION 4.11    Assistant Secretaries.  Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.12    The Treasurer.  The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve.  He or she shall disburse the funds of the Corporation under the direction of the Board and the Chief Executive Officer.  He or she shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the Chief Executive Officer shall so request.  He or she shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation.  When required by the Board, he or she shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.13    Assistant Treasurers.  Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01    Checks, Drafts and Notes.  All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.02    Execution of Proxies.  The Chairman or the Chief Executive Officer, or, in the absence or disability of both of them, the President or any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation.  All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

SECTION 6.01   Certificates Evidencing Shares.  Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board; provided that the Board may provide by resolution or resolutions that some or all of any class or classes or series of stock shall be uncertificated shares; provided further that any such resolution shall not apply to any shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation (as provided below) representing the number of shares and setting forth the information set forth in NJBCA 14A:7-11(6).  Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.  Any or all of the signatures on the certificate may be a facsimile.  In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office, transfer agent or registrar or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.  Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be lawful or appropriate.  The Corporation shall not have the power to issue a certificate in bearer form.

SECTION 6.02    Stock Ledger.  A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 6.03   Transfers of Shares.  Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 6.04   Addresses of Shareholders.  Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such shareholder, and, if any shareholder shall fail to so designate such an address, corporate notices may be served upon such shareholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such shareholder.

SECTION 6.05    Lost, Destroyed and Mutilated Certificates.  Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he or she is the recordholder.  The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.06    Regulations.  The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates evidencing shares.

SECTION 6.07    Fixing Date for Determination of Shareholders of Record.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action.  A determination of the shareholders entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

SECTION 7.01    Seal.  The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal New Jersey”.

ARTICLE VIII

FISCAL YEAR

SECTION 8.01    Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

SECTION 9.01    Indemnification.  Any former, present or future director, officer or employee of the Corporation or the legal representative of any such director, officer or employee shall be indemnified by the Corporation:

(a)          against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

(b)          with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Corporation) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and in connection with any criminal proceeding such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board (sitting as a committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board; provided, however, in connection with any proceeding by or in the right of the Corporation, no indemnification shall be provided as to any person adjudged by any court to be liable to the Corporation except as and to the extent determined by such court.

The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation, action, suit or proceeding may be paid by the Corporation in advance in the final disposition of such matter if authorized by a majority of the Board (sitting as a committee of the Board) not parties to such matter upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

SECTION 9.02   Directors, Trustees, Officers and Employees of Other Companies.  The Board may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Corporation and any officer, director or employee of any constituent corporation absorbed by the Corporation in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

SECTION 9.03   Indemnification Not Exclusive.  The indemnification and advancement of expenses provided for in this Article IX shall not exclude any other rights to which any person contemplated by this Article IX may be entitled as a matter of law or which may be lawfully granted; provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

SECTION 9.04    Insurance.  The Corporation may purchase and maintain insurance to protect itself and any person contemplated by this Article IX against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a director, officer or employee, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article IX.  The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

ARTICLE X

AMENDMENTS

SECTION 10.01  General Procedure.  The Board of Directors shall have power to make, alter and repeal Bylaws of the Corporation by a vote of a majority of all of the directors at any regular or special meeting of the Board, provided that, unless every director shall be present at such meeting, the notice or waiver of notice of such meeting shall have specified or summarized the proposed action.  The shareholders may make, alter, and repeal Bylaws of the Corporation by a vote of a majority of the shareholders at any meeting, provided that the notice or waiver of notice of such meeting shall have specified or summarized the proposed action.

ARTICLE XI

FORUM SELECTION

SECTION 11.01  Forum Selection.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action by one or more shareholders asserting a claim of a breach of fiduciary duty owed by a director or officer or former director or officer, to the Corporation or the Corporation’s shareholders or a breach of the certificate of incorporation or bylaws, (iii) any action brought by one or more shareholders asserting a claim against the Corporation or its directors or officers, or former directors or officers, arising under the certificate of incorporation or these bylaws (as either may be amended from time to time) or under the NJBCA; (iv) any other State law claim, including a class action asserting a breach of a duty to disclose or a similar claim brought by one or more shareholders against the corporation, its directors or officers, or its former directors or officers; or (vi) any other claim brought by one or more shareholders which is governed by the internal affairs doctrine or an analogous doctrine, shall be the United States District Court for the District of New Jersey, or in the event that such court lacks jurisdiction to hear such action, a Superior Court of the State of New Jersey.

In the event that any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of New Jersey (a “Foreign Action”) in the name of any shareholder or shareholders, such shareholder or shareholders shall be deemed to have consented to (i) the personal jurisdiction of the State and Federal courts located within the State of New Jersey in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder or shareholders in any such action by service upon such shareholder’s or shareholders’ counsel in the Foreign Action as agent for such shareholder.

Any shareholder or shareholders who file an action in breach of the requirement contained in this ARTICLE XI shall be liable for all reasonable costs incurred in enforcing the requirement, including, without limitation, reasonable attorneys’ fees of the defendants.